     As filed with the Securities and Exchange Commission on March 26, 1997
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------


                           UNIVERSAL ELECTRONICS INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                   33-0304817
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                          1864 Enterprise Parkway West
                              Twinsburg, Ohio 44087
          (Address of principal executive offices, including zip code)
                         -----------------------------

              UNIVERSAL ELECTRONICS INC. 1996 STOCK INCENTIVE PLAN

                            (Full title of the plan)


                                               Copy to:

Richard A. Firehammer, Jr.                     Thomas F. McKee, Esq.
General Counsel and Secretary                  Calfee, Halter & Griswold LLP
Universal Electronics Inc.                     1400 McDonald Investment Center
1864 Enterprise Parkway West                   800 Superior Avenue
Twinsburg, Ohio  44087                         Cleveland, Ohio  44114
(216) 487-1110                                 (216) 622-8200


     (Name, address and telephone number, including area code, of agent for service)
                         -----------------------------

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                                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                  Proposed              Proposed
     Title of                                     maximum               maximum
     securities            Amount                 offering              aggregate              Amount of
     to be                 to be                  price                 offering               registration
     registered            registered             per share (1)         price (1)              fee
----------------------------------------------------------------------------------------------------------
     Common Stock,         400,000 shares         $5.00                  $2,000,000            $607.00
     $0.01 par value
----------------------------------------------------------------------------------------------------------
(1)      Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on The Nasdaq Stock Market for March 25, 1997.

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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents of Universal Electronics Inc. (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          3. The description of the common stock, par value $0.01 per share, of the Company (the "Common Stock") contained in the Company's Form 8-A dated June 6, 1995 (Reg. No. 0-21044);

other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at its request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of its board of directors for violations of the directors' fiduciary duty of care.

                  Article Seventh of the Restated Certificate of Incorporation of Universal Electronics Inc., as amended, and Article Twelfth of its Amended and Restated By-laws provide that the Company shall indemnify its officers and Directors to the full extent permitted by applicable law and that such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled by law or otherwise. In addition, Article Twelfth of the Restated Certificate of Incorporation of the Company limits the personal liability of its Board of Directors for a breach of the fiduciary duty of care.

                  The Company has obtained liability insurance on behalf of its Directors and officers which provides coverage for certain liabilities and expenses incurred by each Director and officer in his capacity as such including certain liabilities under the Securities Act of 1933.

                  The effect of the foregoing provisions of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, as amended, and the Company's Amended and Restated By-Laws would be to permit such indemnification by the Company for liabilities arising under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings
         ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Twinsburg, State of Ohio, this 21st day of March, 1997.

                                    UNIVERSAL ELECTRONICS INC.

                                    By: /s/ David M. Gabrielsen
                                       ---------------------------------
                                        David M. Gabrielsen
                                        Chairman, President and
                                           Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 21, 1997.


         Signature                                Title
         ---------                                -----

/s/ Paul D. Arling               Senior Vice  President and Chief Financial
------------------------         Officer and Director (Principal Financial
Paul D. Arling                   Officer)


/s/ David M. Gabrielsen          Chairman, President and Chief Executive Officer
------------------------         and Director (Principal Executive Officer)
David M. Gabrielsen


/s/ Peter L. Gartman             Director
------------------------
Peter L. Gartman


/s/ Bruce A. Henderson           Director
------------------------
Bruce A. Henderson


/s/ Brian J. Jackman             Director
------------------------
Brian J. Jackman


/s/ Mark S. Kopaskie             Executive  Vice  President and Chief
------------------------         Operating  Officer and Director
Mark S. Kopaskie


/s/ Dennis P. Mansour            Controller (Principal Accounting Officer)
-----------------------
Dennis P. Mansour


/s/ William C. Mulligan          Director
------------------------
William C. Mulligan


/s/ Thomas G. Murdough, Jr.      Director
---------------------------
Thomas G. Murdough, Jr.

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                           UNIVERSAL ELECTRONICS INC.
                                  EXHIBIT INDEX



         Exhibit Number                               Description                           Sequential Page
         --------------                               -----------                           ---------------


              4.1                 Restated Certificate of Incorporation of the
                                  Company, as amended (incorporated  herein by
                                  reference to Exhibit 3.1 to the Company's Form S-1
                                  Registration Statement filed on or about December
                                  24, 1992 (File No. 33-56358))



              4.2 Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit
                                  3.2 to the Company's Form S-1 Registration
                                  Statement filed on or about December 24, 1992 (File No. 33-56358))


              4.3 Certificate of Amendment, dated June 2, 1995, to the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-21044))


              4.5 Universal Electronics Inc. 1996 Stock Incentive Plan (filed herewith)

              4.6 Form of Stock Option Agreement dated under the Universal Electronics Inc. 1996 Stock Incentive Plan (filed herewith)


              5.1                 Opinion of Calfee, Halter & Griswold LLP regarding
                                  the  validity of the  securities  being  registered
                                  (filed herewith)


              23.1 Consent of Price Waterhouse LLP, Independent Accountants (filed herewith)

              23.2                Consent of Calfee, Halter & Griswold LLP (included
                                  in Exhibit 5.1)

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